UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, the Board of Directors of Sterling Infrastructure, Inc. (the Company) appointed Nicholas Grindstaff, age 62, as its Chief Financial Officer (CFO) and designated him as its principal accounting officer, effective July 10, 2025 (the “Effective Date”) to succeed Ronald A. Ballschmiede, who has served as the Company’s Executive Vice President, CFO and Chief Accounting Officer (CAO) since March 15, 2025 after the departure of the Company’s prior CFO and CAO. As part of the transition, Mr. Ballschmiede will continue as Executive Vice President until his retirement expected in 2025 in order to assist Mr. Grindstaff.
Most recently, Mr. Grindstaff served as CFO for Cinterra, a national leader in electrical infrastructure and renewable energy development services, from December 2024 to June 2025, after serving as CFO of Orbital Infrastructure Group, Inc., a publicly-traded, diversified infrastructure services company specializing in the electric power, telecommunications, and renewable energy, from 2021 to 2024. Previously, Mr. Grindstaff served as Treasurer from 1999 and Vice President - Finance from 2011 to 2021 of Quanta Services, Inc., a publicly-traded, leading energy infrastructure provider. Mr. Grindstaff earned a Master of Science in Accounting and a Bachelor of Science in Finance from the University of Houston.
Mr. Grindstaff’s appointment is not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Grindstaff and any director, executive officer or other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions in which Mr. Grindstaff has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment as CFO, the Compensation Committee of the Board approved a compensation package for Mr. Grindstaff consisting of cash and equity components. As of the Effective Date, Mr. Grindstaff will have a base salary of $600,000, receive a sign-on bonus of $200,000, and receive a one-time grant of 5,000 time-based restricted stock units that vests ratably over a three-year period. Mr. Grindstaff will also be eligible to participate in the Company’s annual short-term cash-based incentive plan, under which Mr. Grindstaff’s target cash payment will be equal to 75% of his base salary, pro-rated for 2025 based on Mr. Grindstaff’s time employed during the year, with such payment to be calculated 75% based on the Company’s corporate financial metric(s) and 25% on non-financial strategic metrics. Mr. Grindstaff will also be eligible to participate in the Company’s annual long-term, equity-based incentive plan, under which Mr. Grindstaff’s target award will be 115% of his base salary, pro-rated for 2025 based on Mr. Grindstaff’s time employed during the year, with 40% of the target award in the form of restricted stock units, subject to time-based vesting over three years, and 60% in the form of performance-based stock units, with payout based upon the achievement of certain performance metrics and vesting at the end of a three-year period.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Grindstaff’s appointment as CFO is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Exchange Act or the Securities Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated June 12, 2025 (furnished hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	June 12, 2025	By:	/s/ Mark D. Wolf
Mark D. Wolf
General Counsel and Corporate Secretary